Exhibit 24.2
RESOLUTION OF THE BOARD OF DIRECTORS OF
EDISON INTERNATIONAL
Adopted: December 11, 2008
RE: FORMS 10-K, 10-Q, AND 8-K
     WHEREAS, the Securities Exchange Act of 1934, as amended, and regulations thereunder, require that Annual, Quarterly, and Current Reports be filed with the Securities and Exchange Commission (“Commission”), and it is desirable to effect such filings over the signatures of attorneys-in-fact;
     NOW, THEREFORE, BE IT RESOLVED, that each of the officers of this corporation is hereby authorized to file or cause to be filed with the Commission the Annual Report on Form 10-K of this corporation for the fiscal year ended December 31, 2008, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2009, Current Reports on Form 8-K from time to time during 2009 through December 10, 2009, or in the event this Board of Directors does not meet on December 10, 2009, through the next succeeding date on which this Board holds a regular meeting, and any required or appropriate supplements or amendments to such reports, all in such forms as the officer acting or counsel for this corporation considers appropriate.
     BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute and deliver on behalf of this corporation a power or powers of attorney appointing Robert L. Adler, W. James Scilacci,

Polly L. Gault, Thomas M. Noonan, Barbara E. Mathews, Linda G. Sullivan, Robert C. Boada, George T. Tabata, Paige W. R. White, Michael A. Henry, Keith J. Larson, Kathleen Brennan de Jesus, Jeffery D. Duran, Darla F. Forte, Bonita J. Smith, Marga Rosso, and Sarah C. Perez, and each of them, to act severally as attorney-in-fact in their respective names, places and steads, and on behalf of this corporation, for the purpose of executing and filing with the Commission the above-described reports and any amendments and supplements thereto.

APPROVED:

/s/ Theodore F. Craver
Chairman of the Board

/s/ Robert L. Adler
Executive Vice President and General Counsel

ADOPTED:

/s/ Barbara E. Mathews
Corporate Secretary

CERTIFICATION
     I, BONITA J. SMITH, Assistant Secretary of EDISON INTERNAITONAL, certify that the attached is an accurate and complete copy of a resolution that the Board of Directors of the corporation duly adopted at a meeting of its Board of Directors held on December 11, 2008, and that said resolution is now in full force and effect and has not, as of this date, been amended, rescinded or superseded.
Dated: February 27, 2009

/s/ Bonita J. Smith
Assistant Secretary
EDISON INTERNATIONAL